EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-219756 of our reports dated March 3, 2017, relating to the consolidated financial statements of Oppenheimer Holdings Inc. and the effectiveness of Oppenheimer Holdings Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Oppenheimer Holdings Inc. for the year ended December 31, 2016.

New York, New York

September 19, 2017